Exhibit 10.1

HESS CORPORATION 2017 LONG TERM INCENTIVE PLAN

SECTION 1.    Purpose. The purpose of this 2017 Long-Term Incentive Plan (the “Plan”) of Hess Corporation (together with any successor thereto, the “Corporation”) is (a) to promote the identity of interests between shareholders of the Corporation and non-employee directors of the Corporation and officers, other employees and consultants of the Corporation and the Subsidiaries by encouraging and creating significant ownership of Common Stock of the Corporation by such directors, officers, other employees and consultants; (b) to enable the Corporation and the Subsidiaries to attract and retain qualified officers, other employees, consultants and directors who contribute to the Corporation’s and its Subsidiaries’ success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for such officers, other employees, consultants and directors who are responsible for the success of the Corporation and the Subsidiaries and who are in a position to make significant contributions toward their objectives.

SECTION 2.    Definitions. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

2.01 “Assumed” where used to describe an Award, means that, pursuant to a transaction resulting in a Change in Control, either (a) the Award is expressly affirmed by the Corporation or (b) the contractual obligations represented by the Award are expressly (and not merely by operation of law) assumed by the surviving or successor corporation or entity to the Corporation, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change in Control, in connection with such Change in Control, with appropriate adjustments to the number and kind of securities of such surviving or successor corporation or entity, or such other applicable parent, subsidiary, corporation or entity, subject to the Award and the exercise or purchase price thereof, which preserves the compensation element of the Award existing at the time of such Change in Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

2.02 “Award” means any Performance Award, Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Dividend Equivalent granted to a Participant under the Plan.

2.03 “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.04 “Board” means the Board of Directors of the Corporation.

2.05 “Cause” means, unless otherwise provided in the Participant’s Award Agreement: (i) a felony conviction of the Participant or the failure of the Participant to contest prosecution for a felony; (ii) the Participant’s gross and willful misconduct in connection with the performance of the Participant’s duties with the Corporation and/or a Subsidiary or (iii) the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Corporation after a written demand from the Board or the Committee for substantial performance which specifically identifies the manner in which the Board or the Committee, as the case may be, believes that the Participant has not performed the Participant’s duties with the Corporation, provided that the event or circumstance described in clause (i), (ii) or (iii) is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary; provided further, however, that, if at any particular time the Participant is subject to an effective employment agreement or Change in Control agreement with the Corporation or a Subsidiary, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement or Change in Control agreement, as applicable.

2.06 “Change in Control” and related terms are defined in Section 9.

2.07 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

2.08 “Committee” means the Compensation and Management Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee, and any subcommittee thereof, shall consist of three or more directors (or such lesser number as may be permitted by applicable law or rule), each of whom is a “disinterested person” within the meaning of the applicable provisions of Rule 16b-3 under the Exchange Act, is, to the extent that an exception from the deduction limitations of Section 162(m) of the Code is sought with respect to Awards, an “outside director” within the meaning of Section 162(m)(3)(c) of the Code and Treasury Regulation Section 1.162-27(e)(3), as amended from time to time, and satisfies such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate, and any such other criteria of independence as the Board may establish.

2.09 “Corporation” is defined in Section 1.

2.10 “Covered Employee” means any Participant who the Committee determines, at the time an Award is granted to such Participant, is, or may as of the end of the tax year in which the Corporation or a Subsidiary would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m) of the Code, and successor provisions.

2.11 “Dividend Equivalent” means a right, granted to a Participant under Section 6.04, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares.

2.12 “Early Retirement” shall be as defined in an Award Agreement, if applicable.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and any rules and regulations thereunder.

2.14 “Fair Market Value” means, with respect to Shares, Awards, or other property, the fair market value of such Shares, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing sales price on that date of a Share as reported in the New York Stock Exchange Composite Transaction Report; provided, that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value is the weighted average of the closing prices on the nearest date before and the nearest date after the valuation date. The average is to be weighted inversely by the respective numbers of trading days between the selling dates and the valuation date.

2.15 “Full Retirement” shall be as defined in an Award Agreement, if applicable.

2.16 “Good Reason” means, unless otherwise provided in the Participant’s Award Agreement, the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause, for the Participant’s termination of employment exists or has occurred): (i) failure to elect or reelect or otherwise to maintain the Participant in the office or the position, or at least a substantially equivalent office or position, of or with the Corporation, which the Participant held immediately prior to the Change in Control, or the removal of the Participant as a director of the Corporation, if the Participant shall have been a director of the Corporation immediately prior to the Change in Control; (ii) (A) any material adverse change in the nature or scope of the Participant’s authorities, powers, functions, responsibilities or duties from those in effect immediately prior to the Change in Control, (B) a material reduction in the Participant’s annual base salary rate, (C) a material reduction in the Participant’s annual incentive compensation target or any material reduction in the Participant’s other bonus opportunities or (D) the termination or denial of the Participant’s ability to participate in employee welfare benefits, including travel accident, major medical, dental care and other welfare benefit programs, substantially similar to those in effect immediately prior to the Change in Control, or, if greater, to those that the Participant was receiving or entitled to receive immediately prior to the date of his or her termination of employment with the Corporation or a Subsidiary (or, if greater, immediately prior to any such termination or denial), or in the Corporation’s Employees’ Pension Plan or Pension Restoration Plan or other supplemental pension plan in effect as of the date of the Change in Control, or a material reduction in the scope or value thereof; (iii) the Corporation requires the Participant to change the Participant’s principal location of work to a location that is in excess of thirty (30) miles from the location thereof immediately prior to the Change in Control, or requires the Participant to travel in the course of discharging the Participant’s responsibilities or duties at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of the Participant in any of the three full years immediately prior to the Change in Control without, in either case, the Participant’s prior written consent; or (iv) if at any particular time the Participant is subject to an effective employment agreement or Change in Control agreement with the Corporation or a Subsidiary, (A) the liquidation, dissolution, merger, consolidation or reorganization of the Corporation or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its businesses and/or assets have been transferred (directly or by operation of law), by agreement in form and substance reasonably satisfactory to the Participant, expressly assumed and agreed to perform all duties and obligations of the Corporation or such Subsidiary under such agreement in the same manner and to the same extent that the Corporation or such Subsidiary would be required to so perform if no such succession had taken place or (B) without limiting the generality or effect of the foregoing, any material breach of such agreement by the Corporation or such Subsidiary. The foregoing to the contrary notwithstanding, (a) a termination of employment of a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Corporation within thirty (30) days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, (ii) the Corporation has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason and (iii) the Participant must terminate employment within (30) days following the expiration of such cure period and (b) if at any particular time the Participant is subject to an effective employment agreement or Change in Control agreement with the Corporation or a Subsidiary, then, in lieu of the foregoing definition, “Good Reason” shall at that time have such meaning as may be specified in such employment agreement or Change in Control agreement, as applicable.

2.17 “Immediate Family Member” means, with respect to any Participant, any of such Participant’s spouse, children, parents or siblings.

2.18 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.19 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.20 “Option” means a right, granted to a Participant under Section 6.07, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.21 “Participant” means an eligible person who has been granted an Award under the Plan.

2.22 “Performance Award” means a right, granted to a Participant under Section 6.03, to receive cash, Shares, other Awards, or other property the payment of which is contingent upon achievement of performance goals specified by the Committee.

2.23 “Performance-Based Restricted Stock” means Restricted Stock that is subject to a risk of forfeiture if specified performance goals are not met within the restriction period.

2.24 “Performance-Based Restricted Stock Unit” means a Restricted Stock Unit that is subject to forfeiture if specified performance criteria are not met within the restriction period.

2.25 “Plan” is defined in Section 1.

2.26 “Prior Plan” means the Hess Corporation Amended and Restated 2008 Long-Term Incentive Plan (Approved by stockholders on May 7, 2008, and incorporating amendments to Section 9.02(c) and (d) effective March 3, 2010, and amendments to Section 4 effective when approved by stockholders on May 2, 2012, and Amended and Restated as of March 4, 2015, effective when approved by the stockholders on May 6, 2015).

2.27 “Replaced,” where used to describe an Award, means that pursuant to a transaction resulting in a Change in Control, the Award is replaced with a comparable stock award or a cash incentive program by the Corporation, the surviving or successor corporation or entity to the Corporation, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change in Control, in connection with such Change in Control, which preserves the compensation element of the Award existing at the time of such Change in Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to replace the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

2.28 “Restricted Stock” means Shares granted to a Participant under Section 6.05, that are subject to certain restrictions and to a risk of forfeiture.

2.29 “Restricted Stock Units” means a right, granted to a Participant under Section 6.06, to receive Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and such cash payment (as the Committee shall determine) at the end of a specified restriction period.

2.30 “Rule 16b-3” means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission (“SEC”) under Section 16 of the Exchange Act.

2.31 “Shares” means the Common Stock, $1.00 par value per share, of the Corporation and such other securities of the Corporation as may be substituted for Shares or such other securities pursuant to Section 10.

2.32 “Special Restricted Stock Units” means Restricted Stock Units granted under Subsection 6.06(i)(b), subject to the maximum Share limitation set forth in Section 7.02.(iv).

2.33 “Special Restricted Stock” means Restricted Stock granted under Subsection 6.05(i)(b), subject to the maximum Share limitation set forth in Section 7.02.(iv).

2.34 “Stock Appreciation Right” means a right, granted to a Participant under Section 6.08, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards, or other property as specified in the Award or determined by the Committee.

2.35 “Subsidiary” means any corporation (other than the Corporation) with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power for all classes of stock. In addition, any other related entity may be designated by the Board or the Committee as a Subsidiary, provided the Board or the Committee determines that the Corporation has a substantial ownership interest in such entity; and provided further that any such determination shall be made taking into account, without limitation, Sections 409A and 422 of the Code, as applicable. The foregoing to the contrary notwithstanding, for purposes of Incentive Stock Options, “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Corporation as such term is defined in Section 424(f) of the Code.

2.36 “Substitute Awards” has the meaning given such term in Section 7.03.

2.37 “Year” means a calendar year.

SECTION 3.    Administration.

3.01 Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select and designate Participants;

(ii) to designate Subsidiaries;

(iii) to determine the type or types of Awards to be granted to each Participant;

(iv) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or pursuant to an agreement between the Corporation and the Participant;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii) to amend any outstanding Award Agreement in accordance with the provisions of Section 11 hereof.

(ix) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(x) to interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law;

(xi) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

(xii) to take all other actions and make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.02 Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may, to the extent permissible under applicable law, delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions or exercise powers, responsibilities or duties of the Committee under the Plan. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

3.03 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Corporation or any Subsidiary, the Corporation’s independent certified public accountants, or any consultant or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Corporation acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination, or interpretation. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Corporation may have to indemnify such persons or hold them harmless.

SECTION 4.    Shares Subject to the Plan. The shares of stock subject to Awards granted under the Plan shall be Shares. Shares subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Corporation or any Subsidiary. Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan includes the following Shares: (a) 13,500,000 new Shares, plus (b) up to 6,429,132 Shares that have been approved by the Company’s stockholders for issuance but have not been awarded under the Prior Plan as of March 9, 2017, plus, (c) up to 6,602,006 Shares subject to outstanding stock options or other awards under the Prior Plan as of March 9, 2017 to the extent that on or after March 9, 2017 such stock options or other awards are forfeited or such a stock option or other award is settled or terminates without a distribution of Shares (whether or not cash, other awards or other property is distributed with respect to such stock option or other award) (the “Share Reserve”). For purposes of this Section 4, (a) each Share delivered pursuant to an Option shall reduce the Share Reserve by one (1) Share; (b) each Share subject to the exercised portion of a SAR shall reduce the Share Reserve by one (1) Share, such that the total number of Shares with respect to which such SAR is exercised shall reduce the Share Reserve by an equal number of Shares; (c) each Share delivered pursuant to a Restricted Stock Unit Award, a Dividend Equivalent paid in Shares, or a Performance Award shall reduce the Share Reserve by two (2) Shares; (d) each Share delivered pursuant to a Restricted Stock Award without a purchase price, or with a per-Share purchase price lower than one hundred percent (100%) of the Fair Market Value of a Share on the grant date of such Restricted Stock Award, shall reduce the Share Reserve by two (2) Shares; (e) each Share delivered pursuant to a Restricted Stock Award with a per-Share purchase price at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the grant date of such Restricted Stock Award shall reduce the Share Reserve by one (1) Share; and (f) notwithstanding the foregoing provisions of this sentence to contrary, the Share Reserve shall not be reduced to the extent that a distribution pursuant to an Award is made in cash. Subject to the immediately preceding sentence, and except (x) as may be inconsistent with the rules governing Incentive Stock Options under the Code and (y) for purposes of the maximum Share amounts set forth in Sections 7.02, if any Shares are subject to an Option, Stock Appreciation Right, or other Award (or outstanding award under the Prior Plan) which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Corporation at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, the Shares subject to such Award shall, to the extent of any such expiration, termination, cancellation or forfeiture, be available for delivery in connection with future Awards under the Plan. Notwithstanding any other provisions of this Section 4 to the contrary, (i) the payment of cash dividends or Dividend Equivalents in cash in connection with Awards shall not reduce the Share Reserve, (ii) Shares withheld or tendered to pay the exercise price of an Option shall not again be available for issuance pursuant to future Awards under the Plan, (iii) Shares withheld or tendered to pay withholding taxes with respect to an outstanding Award shall not again be available for issuance pursuant to future Awards under the Plan, (iv) Shares not delivered to a Participant under a stock–settled Stock Appreciation Right (whether such Shares are withheld to cover the base price or are withheld to pay withholding taxes) shall not again be available for issuance pursuant to future Awards under the Plan, and (v) Shares repurchased by the Corporation using proceeds from the exercise of an Option shall not again be available for issuance pursuant to future Awards under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be equal to 13,500,000 Shares, as adjusted pursuant to this Section 4, but without application of the foregoing provisions of this sentence or the provisions of the first sentence of this Section 4 concerning Shares subject to certain stock options or other awards under the Prior Plan. From and after the effective date of the Plan, no further grants or awards shall be made under the Prior Plan; however, grants or awards made under the Prior Plan before the effective date of the Plan shall continue in effect in accordance with their terms.

SECTION 5.    Eligibility. Awards may be granted only to individuals who are officers, other employees (including employees who are also directors) or consultants of the Corporation or a Subsidiary, or non-employee directors of the Corporation.

SECTION 6.    Specific Terms of Awards.

6.01 General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Except as provided in Section 7.04, only services may be required as consideration for the grant of any Award.

6.02 Minimum Vesting Conditions. Participants who are granted Awards will be required to continue to provide continuous services to the Corporation (or a Subsidiary) for not less than one-year following the date of grant in order for any portion of such Award to vest or be exercisable (other than in case of death, disability, a termination by the Corporation (or a Subsidiary) other than for Cause or a Change in Control). Notwithstanding the foregoing, up to five (5) percent of the available Shares authorized for issuance under the Plan pursuant to Section 4 may provide for vesting of Awards partially or in full in less than one-year.

6.03 Performance Awards. Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

(i) Awards and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

(ii) Performance Period. The period of time with respect to which it is to be determined whether the performance criteria applicable to a Performance Award have been achieved shall not be less than one year, commencing not earlier than the commencement of the performance period during or with respect to which such Performance Award is granted.

(iii) Other Terms. A Performance Award shall be denominated in Shares, Share equivalents, units or cash, and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee.

6.04 Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants with respect of an Award (other than Stock Options or SARs). During the period in which the Shares underlying an Award are unvested, subject to forfeiture or subject to performance vesting conditions, such Dividend Equivalents shall be accumulated and retained by the Corporation and paid to the Participant (with or without interest, as determined by the Committee), at the time the restrictions on the underlying Shares lapse. Such Dividend Equivalents will revert back to the Corporation if for any reason the underlying Shares upon which such Dividend Equivalents relate are forfeited.

6.05 Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Issuance and Restrictions.

(a) Subject to the provisions of Section 6.02, Restricted Stock (other than Special Restricted Stock) shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote such Restricted Stock or the right to receive dividends thereon), which restrictions shall lapse: (x) in full with respect to all Shares underlying such Award of Restricted Stock at the expiration of a period determined in the discretion of the Committee; (y) proportionally in equal installments of the Shares underlying such Award of Restricted Stock over a period determined in the discretion of the Committee ; or (z) in the case of Performance-Based Restricted Stock, a performance period of not less than one year with respect to which it is to be determined whether the performance goals applicable to such Performance-Based Restricted Stock have been achieved, as the Committee shall determine, except that such restrictions may lapse earlier in the event of death, disability or a Full Retirement or Early Retirement of an awardee, on such terms as the Committee shall determine, or in accordance with Section 9 hereof. The Committee shall not have the authority to otherwise accelerate the vesting of an Award of Restricted Stock under this Section 6.05(i)(a).

(b) Special Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Special Restricted Stock or the right to receive dividends thereon) which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

(ii) Forfeiture. Performance-Based Restricted Stock shall be forfeited unless pre-established performance goals specified by the Committee are met during the applicable restriction period. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and returned to the Corporation.

(iii) Certificates of Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Corporation or an escrow agent acting on behalf of the Corporation shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Corporation or such agent, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends. Unless otherwise determined by the Committee, cash dividends and other distributions made or paid with respect to the Shares underlying an Award of Restricted Stock or Performance-Based Restricted Stock shall be held in escrow by the Corporation, and may (but need not be) reinvested as determined by the Committee. During the period in which the Restricted Stock is subject to restrictions, such dividends and other distributions shall be accumulated and retained by the Corporation (with or without interest, as determined by the Committee), and paid to the Participant at the time the restrictions on the Shares lapse. Such dividends or other distributions will revert back to the Corporation if for any reason the Restricted Stock upon which such dividends or other distributions were paid is forfeited. Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or other distribution, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock or Performance-Based Restricted Stock with respect to which such stock or other property has been distributed.

6.06 Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, on the following terms and conditions:

(i) Award and Restrictions.

(a) Subject to Section 6.02, Settlement of an Award of Restricted Stock Units by delivery of Shares, a cash payment, or a combination thereof will occur upon expiration of the restriction period specified for such Restricted Stock Units (other than Special Restricted Stock Units) by the Committee (or, if permitted by the Committee, as elected by the awardee), which restriction period shall lapse: (x) in full with respect to all Shares underlying such Award of Restricted Stock Units at the expiration of a period determined in the discretion of the Committee; (y) proportionally in equal installments of the Shares underlying such Award of Restricted Stock Units over a period determined in the discretion of the Committee; or (z) in the case of Performance-Based Restricted Stock Units, a performance period of not less than one year with respect to which it is to be determined whether the performance goals applicable to such Performance-Based Restricted Stock Units have been achieved, as the Committee shall determine, except that such restriction period may lapse earlier in the event of death, disability or Full Retirement or Early Retirement of an awardee, on such terms as the Committee shall determine, or in accordance with Section 9 hereof. In addition, Restricted Stock Units shall be subject to such other restrictions as the Committee may impose, which other restrictions shall lapse at the expiration of such restriction period. The Committee shall not have the authority to otherwise accelerate the expiration of the restriction period for an Award of Restricted Stock Units under Section 6.06(i)(a).

(b) Settlement of an Award of Special Restricted Stock Units by delivery of Shares, a cash payment, or a combination thereof will occur upon expiration of the restriction period specified for such Special Restricted Stock Units by the Committee (or, if permitted by the Committee, by the awardee). In addition, Special Restricted Stock Units shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the restriction period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee shall determine.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee), or failure to meet any applicable performance goals, during the applicable restriction period or portion thereof (as provided in the Award Agreement evidencing the Restricted Stock Units), all Restricted Stock Units that are at that time subject to the restriction period (other than a deferral at the election of the Participant) shall be forfeited.

(iii) Any election and other distribution provisions applicable to Restricted Stock Units, and the other terms of any Restricted Stock Units, shall be determined by the Committee, after taking into account, without limitation, the provisions of Section 409A of the Code.

6.07 Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 10, such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option (or such higher exercise price as may be required under Section 422 of the Code); provided further, however, that Substitute Awards granted in the form of Options shall have an exercise price per Share that is intended to maintain the economic value of the award that was replaced, as determined by the Committee. On and after the date of grant of an Option hereunder, the Committee shall not have the authority to amend such Option to reduce the exercise price thereof, except as provided in Section 10.

(ii) Time and Method of Exercise. Subject to Section 6.02, the Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, previously-owned Shares, withholding of Shares, other Awards or awards issued under other Corporation plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements), any terms, conditions and limitations with respect to any such form of payment, and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten years after the date of grant.

(iii) Incentive Stock Options.

(a) General. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan (for purposes Section 422 of the Code, the Plan shall be deemed to be a new plan). No Incentive Stock Option shall be granted to any individual otherwise eligible to participate in the Plan who is not an employee of the Corporation or a Subsidiary on the date of granting of such Option. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(b) $100,000 Per Year Limitation. Notwithstanding any intent to grant Incentive Stock Options, an Option granted under the Plan will not be considered an Incentive Stock Option to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Corporation, any Subsidiary and any “parent corporation” of the Corporation within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c) Options Granted to Certain Stockholders. No Incentive Stock Option shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a Subsidiary or any “parent corporation” of the Corporation within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such Incentive Stock Option is granted the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted, and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from such date of grant.

(d) Disqualifying Disposition. If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Participant prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Participant pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Corporation in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Corporation (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Corporation (or such affiliate) an amount equal to any withholding tax the Corporation (or affiliate) is required to pay as a result of the disqualifying disposition.

6.08 Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the base price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right, which shall be not less than the Fair Market Value of one Share on the date of grant (provided, however, that Substitute Awards granted in the form of Stock Appreciation Rights shall have a base price per Share that is intended to maintain the economic value of the award that was replaced, as determined by the Committee). On and after the date of grant of a Stock Appreciation Right hereunder, the Committee shall not have the authority to reduce the base price of such Stock Appreciation Right, except as provided in Section 10 hereof.

(ii) Other Terms. Subject to Section 6.02, the Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

SECTION 7.    Certain Provisions Applicable to Awards.

7.01 Performance-Based Awards. To the extent an exception from the deduction limitations of Section 162(m) of the Code is sought, Performance Awards, Performance-Based Restricted Stock and Performance-Based Restricted Stock Units granted to Covered Employees, are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. The performance goal or goals shall be based solely on account of the attainment of one or more of the following criteria: attainment of pre-established levels of net income, pre-tax earnings, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (EBITDAX), net cash flow, net cash provided by operating activities before changes in operating assets and liabilities, net cash flow before changes in operating assets and liabilities, net cash flow from operations, sales, production, cost of production, controllable operated cash costs, margins, capital and exploratory spend, capital expenditures, market capitalization, market price per share, return on equity, return on assets, return on capital employed, earnings per share, net asset value, book value per share, total shareholder return, cash return on capital employed, finding and development costs per barrel, reserve replacement, proved reserve additions, resource additions, or environment, health & safety measures, as determined by the Committee. Such performance goals may be applied either individually, alternatively or in any combination to the Corporation or any Subsidiary or Subsidiaries, on a consolidated or individual company basis, on an adjusted or unadjusted basis, or on a division, entity, line of business, project or geographical basis, either individually, alternatively or in any combination, as determined by the Committee, in its discretion. As determined by the Committee, performance goals may relate to absolute performance or relative performance compared to the performance of other companies, an index or indices or other comparator selected by the Committee in its discretion consistent with the “qualified performance-based compensation” exception under Section 162(m) of the Code. The Committee may provide in advance for such adjustments to any performance goal as it may determine are permitted under Section 162(m) of the Code. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee.

7.02 Maximum Awards. The maximum Share amounts in this Section 7.02 are subject to adjustment under Section 10 and are subject to the Plan maximum under Section 4.

(i) Performance-Based Awards. The maximum aggregate number of Shares for or under which or with respect to Performance Awards (other than Performance Awards denominated in cash), Performance-Based Restricted Stock and Performance-Based Restricted Stock Units granted to any Participant in any Year may not exceed 750,000 Shares.

(ii) Stock Options and SARs. The maximum aggregate number of Shares with respect to Options or Stock Appreciation Rights granted to any Participant in any Year may not exceed 750,000 Shares.

(iii) Cash-Based Performance Awards. The maximum aggregate amount awarded with respect to Performance Awards denominated in cash granted to any Participant in any Year may not exceed $25,000,000.

(iv) Special Restricted Stock and Special Restricted Stock Units. A maximum of 750,000 Shares may be made subject to Awards of Special Restricted Stock and Special Restricted Stock Units, in the aggregate, under the Plan during the term hereof.

(v) Awards to Non-Employee Directors. The maximum aggregate grant with respect to Awards made in any Year to any non-employee director shall not exceed $800,000 dollars in value, based on the combined grant-date fair value that is granted during such Year.

7.03 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award granted under the Plan or any award granted under any other plan of the Corporation, any Subsidiary, or any business entity to be acquired by the Corporation or a Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. No Award may be granted in substitution for any other Award theretofore granted under the Plan, and no Award may be retroactively granted in tandem with any other Award theretofore granted under the Plan, at an exercise or base price less than that of such other previously granted Award, without, in each such case, first obtaining approval of the shareholders of the Corporation of such action; provided, however, that the Committee may, in its discretion, grant Awards or Shares (“Substitute Awards”) in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a business entity acquired or to be acquired by the Corporation or a Subsidiary or with which the Corporation or a Subsidiary combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Corporation or a Subsidiary, including a transaction described in Section 424(a) of the Code.

7.04 Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that (i) in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten (10) years from the date of its grant (or such shorter period as may be required under Section 422 of the Code) and; (ii) notwithstanding any contrary provision of the Plan, an Agreement may provide that the period of time over which a Non-Qualified Stock Option may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate applicable laws, in which case (A) during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; and (B) such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

7.05 Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Corporation or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.

SECTION 8.    General Restrictions Applicable to Awards.

8.01 Restrictions Under Rule 16b-3; Nontransferability.

(i) Nontransferability. Awards shall not be transferable by a Participant except (i) upon such terms and conditions and subject to such limitations, as the Committee may determine, to an Immediate Family Member of such Participant, or to a trust, partnership or limited liability company all of whose beneficiaries, partners or members, as the case may be, are Immediate Family Members or to another transferee permitted by the Committee (provided, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the shareholders of the Corporation); (ii) by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized under Section 8.02) or (iii) if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; provided, however, that Incentive Stock Options and any Stock Appreciation Rights related to Incentive Stock Options, or, if then required by Rule 16b-3, any other derivative security, granted to a Participant under the Plan, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of such Participant only by such Participant.

(ii) Compliance with Rule 16b-3. It is the intent of the Corporation that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

8.02 Limits on Transfer of Awards; Beneficiaries. Except as provided in Section 8.01, no right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any party (other than the Corporation or a Subsidiary), or shall be subject to any lien, obligation, or liability of such Participant to any party (other than the Corporation or a Subsidiary). Unless otherwise determined by the Committee (subject to the requirements of Section 8.01(i)), no Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Corporation under the terms of the Plan); provided, however, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution, with respect to any Award, upon the death of the Participant. A beneficiary, guardian, legal representative, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant or Agreement applicable to such, except to the extent the Plan and such Award Agreement or agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

8.03 Requirements of Law; Registration and Listing Compliance.

(i) The Corporation shall not be obligated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration, or any other applicable requirement of federal or state or other law, regulation or rule, or subject to a listing requirement under any listing or similar agreement between the Corporation and any national securities exchange, until such laws, regulations, rules and contractual obligations of the Corporation have been complied with in full, although the Corporation shall be obligated to use its best efforts to obtain any such approval and comply with such requirements as promptly as practicable.

(ii) If at any time counsel to the Corporation shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Corporation or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Corporation shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Corporation or any Subsidiary. This Section 8.03(ii) shall be applied by the Committee after taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate.

(iii) Upon termination of any period of suspension under this Section 8.03, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

8.04 Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Corporation in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or such other person as the Committee may designate.

SECTION 9.    Change in Control Provisions. Notwithstanding any other provision of the Plan, the following acceleration and valuation provisions of this Section 9 shall apply in the event of a “Change in Control” as defined in Section 9.

9.01 Assumption, Replacement, Acceleration and Cash-Out.

(a) Unless otherwise determined by the Committee (or unless otherwise set forth in an employment Change in Control or similar agreement or an Award Agreement), if a Participant’s employment is terminated by the Corporation or its Subsidiaries, or any successor entity thereto, without Cause or on account of Good Reason within two (2) years following a Change in Control, each Award granted to such Participant prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of employment. Unless otherwise set forth in an employment Change in Control or similar agreement or an Award Agreement, upon a Change in Control, the Committee, in its discretion, may provide that performance-based Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control) or (y) converted into time-vesting restricted stock or restricted stock unit awards with respect to a number of Shares (or shares of any successor entity) determined based upon achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control). The provisions of this section 9.01(a) will not restrict the treatment of any Award in connection with a Change in Control as set forth in Section 9.01(b) below.

(b) In the event of a Change in Control, unless otherwise set forth in an employment, change-in-control or similar agreement or an Award Agreement, a Participant’s Award shall be treated, to the extent determined by the Committee to be permitted under Code Section 409A, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of outstanding Options and Stock Appreciation Rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such options or stock appreciation rights, as the case may be; (ii) provide for the Assumption or Replacement of Awards; (iii) provide that for a period of at least 20 days prior to the Change in Control, Options or Stock Appreciation Rights, whether previously vested or not, will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or Stock Appreciation Rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control or (iv) provide that any shares of Restricted Stock become fully vested upon consummation of the Change in Control. In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (A) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (B) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid in connection with the Corporation. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid for Shares in the Change in Control transaction without payment of consideration therefor.

9.02 Change in Control. For purposes of this Section 9, a “Change in Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then (i) outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) provided, however, that the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Corporation or any of its subsidiaries, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, (III) any acquisition by any corporation with respect to which, following such acquisition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be, or (IV) any acquisition by one or more Hess Entity (for this purpose a “Hess Entity” means (A) any of the children of Mr. Leon Hess, (B) any spouse of any person described in Section 9.02(a)(IV)(A) above, (C) any affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of any person described in Section 9.02(a)(IV)(A) above, (D) the Hess Foundation Inc., or (E) any persons comprising a group controlled (as such term is defined in such Rule 12b-2) by one or more of the foregoing persons or entities described in this Section 9.02(a)(IV)); or

(b) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-l 1 of Regulation 14A promulgated under the Exchange Act applies or other actual threatened solicitation of proxies or consents; or

(c) Consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be; or

(d) Consummation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the

Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be. The term “the sale or other disposition of all or substantially all of the assets of the Corporation” shall mean a sale or other disposition transaction or series of related transactions involving assets of the Corporation or of any direct or indirect subsidiary of the Corporation (including the stock of any direct or indirect subsidiary of the Corporation) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Corporation (as hereinafter defined). The “fair market value of the Corporation” shall be the aggregate market value of the then Outstanding Corporation Common Stock (on a fully diluted basis) plus the aggregate market value of the Corporation’s other outstanding equity securities. The aggregate market value of the shares of Outstanding Corporation Common Stock shall be determined by multiplying the number of shares of such Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the average closing price of the shares of Outstanding Corporation Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Corporation shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Corporation Common Stock or by such other method as the Board shall determine is appropriate.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control with respect to an Award to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code on the Participant who holds such Award; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

SECTION 10.    Adjustment Provisions. In the event that any dividend or other distribution (whether in the form of cash, Shares or other stock, or other property, but excluding regular cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issued or issuable in respect of outstanding Awards, (iii) the exercise price, base price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award and (iv) the maximum Share amounts set forth in Section 7.02; provided, however, in each case, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(l) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, rules or accounting principles. Any adjustments pursuant to this Section 10 shall be determined by the Committee after taking into account, among other things, the provisions of Section 409A of the Code.

SECTION 11.    Changes to the Plan and Awards.

11.01 Changes to the Plan. The Board may, at any time and with or without prior notice, amend, alter, suspend, discontinue or terminate the Plan, retroactively or prospectively, without the consent of shareholders or Participants; provided, however, that, except as is provided in Section 10, any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Corporation’s shareholders within one year after such Board action (i) if such amendment or alteration (v) increases the number of shares reserved for Awards under the Plan, (w) changes the class of Participants eligible to receive Awards under the Plan, (x) decreases the minimum exercise price or base price requirements of Section 6.07(i) or 6.08(i), (y) modifies or eliminates the provisions of Section 7.03, 7.04 or 11.03(B), or (z) materially increases the benefits to Participants under the Plan; (ii) if the Board determines that such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may be listed in order to maintain compliance therewith, or (iii) if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan after initial shareholder approval of the Plan may materially impair the previously accrued rights of such Participant under any Award theretofore granted to him.

11.02 Changes to Awards. The Committee may, unless otherwise expressly prohibited by the Plan, at any time and with or without prior notice, waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, retroactively or prospectively, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award after initial shareholder approval of the Plan may materially impair the previously accrued rights of such Participant under such Award.

11.03 Limitations on Changes. Notwithstanding the foregoing provisions of this Section 11 to the contrary, (A) the Board may amend or alter the Plan, and the Committee may amend or alter any Award, including any Award Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (a) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, or (b) if the Board or the Committee determines in its discretion that such amendment or alteration either (i) is required or advisable for the Corporation, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as is provided in Section 10, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or Stock Appreciation Right to reduce the exercise price or base price thereof, cancel an Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price or base price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or Stock Appreciation Right in exchange for cash or the grant of another type of Award or Options or SARs with an exercise price or grant price that is less than the exercise price of the original Options or SARs, without, in each such case, first obtaining approval of the stockholders of the Corporation of such action.

SECTION 12.    General Provisions.

12.01 No Rights to Awards. No Participant, director, employee or consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and directors, employees or consultants. Accordingly, the Committee may make non-uniform and selective determinations, amendments and adjustments, enter into non-uniform and selective Award certificates or agreements and have non-uniform treatment of Awards upon a Change in Control under Section 9 hereof.

12.02 No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Corporation unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

12.03 Tax Withholding and Other Tax Matters.

(i) To the extent and in the manner permitted by applicable law, the Corporation or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income, except to the extent the Committee determines to permit additional withholding and determines that doing so would not result in any adverse accounting consequences for the Corporation or a Subsidiary), or any payroll or other payment to a Participant, amounts or withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation or any Subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Participant’s tax obligations.

(ii) If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Corporation immediately after filing such election with the Internal Revenue Service. Neither the Corporation nor any Subsidiary shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

(iii) Although the Corporation intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Corporation does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Corporation may unilaterally take any action it deems necessary or desirable to amend any provision herein to avoid the application of, or excise tax under, Code Section 409A, provided that such action is consistent with the requirements of Section 162(m) of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to Awards that are subject to the requirements of Code Section 409A, (a) terms such as “termination of service” and “termination of employment” shall mean a “separation from service” within the meaning of Code Section 409A and (b) if a Participant is a “specified employee” (as such term is defined in Code Section 409A and as determined by the Corporation) as of the Participant’s termination of employment or service, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s termination of employment or service will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Participant’s “separation from service” (as such term is defined and used in Code Section 409A) or (ii) the date of the Participant’s death.

12.04 No Right to Employment or Other Service. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any director, employee or consultant any right to continue in the employment or other service of the Corporation or any Subsidiary or to interfere in any way with the right of the Corporation or any Subsidiary to terminate such employment or other service at any time or increase or decrease such director’s, employee’s or consultant’s compensation from the rate in existence at the time of granting of an Award.

12.05 Unfunded Status of Awards. The Plan is intended to constitute an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant pursuant to an Award the Plan constitutes a mere promise to make the benefit payments provided for herein, and nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. The Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the unfunded status of the Plan.

12.06 Other Compensatory Arrangements. The Corporation or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

12.07 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

12.08 Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

12.09 Forfeiture Events.

(i) Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or Stock Appreciation Right), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s termination of employment or service with the Corporation or a Subsidiary for cause (as determined by the Committee) or due to voluntary resignation; serious misconduct; violation of the Corporation’s or a Subsidiary’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Corporation or a Subsidiary; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Corporation or any Subsidiary, or otherwise detrimental to the business, reputation or interests of the Corporation and/or any Subsidiary; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an employee, director or consultant). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

(ii) If the Corporation is required to prepare an accounting restatement (x) due to the material noncompliance of the Corporation, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or grossly negligently engaged in such misconduct, or knowingly or grossly negligently failed to prevent such misconduct, or if a Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Corporation the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement, and (y) the Committee may in its discretion provide that if the amount earned under any Participant’s Award is reduced by such restatement, such Participant shall reimburse the Corporation the amount of any such reduction previously paid in settlement of such Award.

(iii) Awards granted under the Plan may be subject to recoupment or clawback as may be required by applicable law, or the Corporation’s recoupment, or “clawback” policy as it may be amended from time to time.

12.10 Transfer, Leave of Absence. For purposes of the Plan, a transfer of an employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized in writing by the Corporation or a Subsidiary, shall not be deemed a termination of such employee’s employment for purposes of the Plan or with respect to any Award. The Committee shall have the discretion to determine the effects upon any Award and upon an individual’s status as an employee, director or consultant of the Corporation or a Subsidiary for purposes of the Plan in the case of: (a) any Participant who is employed by an entity that ceases to be a Subsidiary (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Corporation and/or a Subsidiary or between the Corporation or a Subsidiary or between Subsidiaries, (c) any leave of absence of a Participant, (d) any change in a Participant’s status from an employee to a consultant or a non-employee director, or vice versa; and (e) any employee who experiences a termination of employment with the Corporation or a Subsidiary but becomes employed by a partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary. Notwithstanding the foregoing, this Section 12.10 shall not cause a Participant to fail to be considered to have terminated employment for purposes of the Plan, to the extent that the Participant would be considered to have had a “separation from service” with the Corporation or a Subsidiary for purposes of Section 409A of the Code, and it would be necessary in order to comply with Section 409A of the Code to consider such Participant as having so terminated.

12.11 Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Corporation, in any case in accordance with the terms and conditions of the Plan.

12.12 Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

12.13 Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or practices of countries other than the United States in which the Corporation and/or any Subsidiary operates or has employees, directors or consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which such employees, directors and/or consultants outside the United States are eligible to participate in the Plan;

(c) Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are non-United States nationals or employed outside the United States, or otherwise to comply with applicable non-United States laws or conform to applicable requirements or practices of jurisdictions outside the United States;

(d) Establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 12.13 by the Committee shall be attached to the Plan as appendices; and

(e) Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law.

SECTION 13.    Effective Date; Duration of Plan. Following adoption of the Plan by the Board, the Plan shall be effective upon the date on which the Plan is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote (and the affirmative vote of a majority of the Shares voting) at a meeting of the Corporation’s shareholders during 2017, or any adjournment thereof. The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 11, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten years from the effective date of the Plan described in the first sentence of this Section.